SEPARATION AGREEMENT WITH WAIVER AND RELEASE OF CLAIMS
This Separation Agreement with Waiver and Release of Claims (“Agreement”) by and between Wayne Sadin (“Executive”) and PriceSmart, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”) is made as of the date Executive signs this Agreement below (the “Execution Date”).
RECITALS
WHEREAS, Executive is employed by the Company pursuant to an Employment Agreement dated as of July 1, 2023, as amended June 18, 2024 and June 17, 2025 (the “Employment Agreement”);
WHEREAS, in accordance with the Employment Agreement, Executive’s employment will terminate upon the end of the Term of the Employment Agreement, July 1, 2026 (the “Separation Date”), subject to the terms and conditions set forth in this Agreement; and
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined in the Waiver and Release of Claims, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company;
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:
a.Separation Benefits. Provided Executive signs this Agreement within ten (10) days of receiving it, signs the Waiver and Release of Claims attached as Exhibit A following the Separation Date and within the time allotted in the Release of Claims, does not revoke the Waiver and Release of Claims in the time provided for therein, and complies with his obligations hereunder, Executive will receive an annual cash incentive award for fiscal year 2026, without pro ration, of up to (but in no event to exceed) $305,009.00, less applicable withholdings and deductions (the “Separation Benefits”) for which Executive would otherwise not be eligible by virtue of the Separation Date. Such payment shall be made at the time all other bonuses are paid pursuant to the Company’s annual cash incentive award program (and in no event later than November 15, 2026) and shall be subject to, and measured exclusively based on, achievement of performance metrics previously established with respect to corporate performance for fiscal year 2026.
b.Accrued Obligations and Benefits. Executive’s health insurance benefits shall cease on the Separation Date, subject to Executive’s right to continue his health insurance under COBRA. Except as otherwise provided for herein, Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in equity-based awards, perquisites of employment, and the accrual of bonuses, vacation, and paid time off, shall cease as of the Separation Date. Executive will receive his earned but unpaid base salary, unpaid expense reimbursements (which must be submitted no later than 15 days following the Separation Date), and any vested benefits accrued through the Separation Date on or before the time required by law, but in no event more than thirty (30) days following the Separation Date. Expenses will be reimbursed in accordance with the Company’s expense reimbursement policy and in no event later than the end of Fiscal Year 2026.
c.Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, reimbursable expenses, commissions, stock, restricted stock, restricted stock units, performance stock units, stock options, vesting, and any and all other benefits and compensation due to Executive, up through and including the Execution Date.
d.Nondisparagement. Executive and the Company agree not to make any statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage Executive or the Company or any of its subsidiaries or affiliates or their respective current and former officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive or the Company from making truthful statements that are required by applicable law, regulation or legal process or from disclosing or discussing an act of sexual abuse or facts related to an act of sexual abuse to any other person. Executive acknowledges that the only persons whose statements may be attributed to the Company for purposes of this Section shall be the Company’s Chief Executive Officer, President, Chief Financial Officer and members of the Company’s Board of Directors.
e.Breach. The Company and Executive acknowledge and agree that any material breach of this Agreement by the other party, including, without limitation, the provisions of the Employment Agreement that remain in effect, shall entitle the non-breaching party to obtain damages and, in the case of the Company, will entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement.
f.No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive, whether known or unknown. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.
g.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
h.Arbitration.
a.All disputes between Executive (and Executive’s attorneys, successors, and assigns) and the Company (and its affiliates, subsidiaries, shareholders, directors, officers, employees, agents, successors, attorneys, and assigns) relating in any manner to Executive’s employment or the termination of Executive’s employment, including, without limitation, all disputes arising under the Employment Agreement and this Agreement (“Arbitrable Claims”), shall be resolved by final and binding arbitration to the fullest extent permitted by law. Arbitrable Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation, excepting only claims under applicable workers’ compensation law and unemployment insurance claims. By way of example and not in limitation of the foregoing, Arbitrable Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the Family Medical Leave Act, as well as all claims under any applicable state or federal statute, and any claims asserting wrongful termination, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, harassment (excluding any sexual assault or sexual harassment dispute, as defined by the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act of 2021, unless the claimant elects otherwise after the claim arises), discrimination, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, fraud, defamation, invasion of privacy, all claims related to disability and all wage or benefit claims, including but not limited to claims for salary, bonuses, profit participation, commissions, stock, stock options, vacation pay, fringe benefits or any form of compensation. Arbitration shall be final and binding upon the Parties and shall be the exclusive remedy for all Arbitrable Claims, except that either Party may seek interim injunctive relief and other provisional remedies in court as set forth in this Agreement. The Parties hereby waive any rights they may have to trial by jury or any other form of administrative hearing or procedure in regard to the Arbitrable Claims.
b.Claims shall be arbitrated in accordance with the then-existing National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA Employment Rules”), as augmented by this Agreement. Arbitration shall be initiated as provided by the AAA Employment Rules, although the written notice to the other Party initiating arbitration shall also include a statement of the claims asserted and all the facts upon which the claims are based. Either Party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither Party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. All arbitration hearings under this Agreement shall be conducted at the AAA office located nearest to San Diego, California. The Federal Arbitration Act shall govern the interpretation and enforcement of this Section.
c.All disputes involving Arbitrable Claims shall be decided by a single arbitrator. The arbitrator shall be selected by mutual agreement of the Parties within thirty (30) days of the effective date of the notice initiating the arbitration. If the Parties cannot agree on an arbitrator, then the complaining Party shall notify the AAA and request selection of an arbitrator in accordance with the AAA Employment Rules. The arbitrator shall have only such authority to award equitable relief, damages, costs, and fees as a court would have for the particular claims asserted and any action of the arbitrator in contravention of this limitation may be the subject of court appeal by the aggrieved Party. No other aspect of any ruling by the arbitrator shall be appealable, and all other aspects of the arbitrator’s ruling shall be final and non-appealable. The arbitrator shall have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law. The arbitrator shall be required to issue a written arbitration decision, including the arbitrator’s essential findings, conclusions and a statement of award. The Company shall pay all arbitration fees in excess of what Executive would have to pay if the dispute were decided in a court of law. The arbitrator shall have exclusive authority to resolve all Arbitrable Claims, including, but not limited to, whether any particular claim is arbitrable and whether all or any part of this Agreement is void or unenforceable.
d.Notwithstanding the foregoing, in order to provide for interim relief pending the finalization of arbitration proceedings hereunder, nothing in this Section 10 shall prohibit the Parties from pursuing a claim for interim injunctive relief, for other applicable provisional remedies, and/or for related attorneys’ fees in a court of competent jurisdiction in order to prevent irreparable harm pending the conclusion of the arbitration. In the event of any alleged breach or threatened breach of this Agreement, Executive hereby consents and submits to jurisdiction in the State of California.
e.If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other part of this arbitration provision or any other jurisdiction, but this provision shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this arbitration provision had never been contained herein, consistent with the general intent of the Parties, as evidenced herein, insofar as possible.
i.Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by the terms of the Company’s Policy with Respect to Handling of Confidential Information, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Executive’s signature below constitutes his certification that he has returned (or will have returned prior to the Separation Date) all documents and other items provided to Executive by the Company, developed or obtained by Executive in connection with his employment with the Company, or otherwise belonging to the Company.
j.Further Covenants. During the term of this Agreement and for a period of two (2) years following the Release Effective Date (as defined in the Waiver and Release of Claims) (the “Restricted Period”), Executive shall not, directly or indirectly, take any of the following actions, and, to the extent Executive owns, manages, operates, controls, is employed by or participates in the ownership, management, operation or control of, or is connected in any manner with, any business, Executive will use his best efforts to ensure that such business does not take any of the following actions:
a.Persuade or attempt to persuade any customer of the Company to cease doing business with the Company, or to reduce the amount of business any customer does with the Company;
b.Take any action that interferes with the Company’s contracts or prospective contracts with its customers; or
c.Persuade or attempt to persuade any employee or independent contractor of the Company to leave the service of the Company.

k.Enforcement. Executive acknowledges and agrees that any breach by him of any of the provisions of Sections 9 and 10 (the “Restrictive Covenants”) would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if Executive breaches or threatens to commit a breach of any of the provisions of the Restrictive Covenants, the Company shall have the ability to seek the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity (including, without limitation, the recovery of damages): (a) the right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants; (b) the right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, “Benefits”) derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants, and Executive shall account for and pay over such Benefits to the Company and, if applicable, its affected subsidiaries and/or affiliates; and (c) as liquidated damages (but not as a penalty) for any breach of Section 10, Executive shall forego or repay to the Company an amount equal to the annual bonus contemplated by to Section 1 (except for any minimum amount that the Company may deem sufficient consideration for the release provided in the Waiver and Release of Claims). Executive acknowledges and agrees that the time and expenses involved in proving in any forum the actual damage or loss suffered by the Company if there is a breach of Section 10 make this case appropriate for liquidated damages. Neither the breach of any of the Restrictive Covenants nor the payment of liquidated damages shall affect the continuing validity or enforceability of this Agreement. Executive agrees that in any action seeking specific performance or other equitable relief, he will not assert or contend that any of the provisions of the Restrictive Covenants are unreasonable or otherwise unenforceable. Other than a material breach of this Agreement, the existence of any claim or cause of action by Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.
l.No Cooperation with Third Party Claim. Except as specifically provided in this Agreement, during the Restricted Period, Executive agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees (as defined in the Waiver and Release of Claims), unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees during the Restricted Period, Executive shall state no more than that he cannot provide counsel or assistance.
m.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Executive warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
n.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
o.Acknowledgement. Executive acknowledges and agrees that he remains bound by and subject to the terms of the Employment Agreement that survive termination of his employment to the extent necessary to effectuate the terms contained therein including, without limitation, Executive’s covenants of confidentiality and non-solicitation, which covenants are reaffirmed herein. Such covenants include, without limitation, Executive’s agreement not to use or disclose Confidential Information (as such term is defined in the Employment Agreement). Executive acknowledges and agrees he has returned (or will return on or prior to the Separation Date) all Company property and other tangible products and documents belonging to the Company pursuant to Section 8(c) of the Employment Agreement.
p.Indemnity. The Company acknowledges and agrees that Executive’s Indemnity Agreement with the Company remains in full force and effect. The foregoing shall not be interpreted to limit any rights of indemnification the Company may owe Executive under law.
q.Entire Agreement. This Agreement, together with the Waiver and Release of Claims attached as exhibits hereto, and the terms of the Employment Agreement that survive the termination of Executive’s employment, represent the entire Agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company.
r.Amendment. This Agreement may be amended or modified only by a written instrument signed by Executive and a duly authorized representative of the Company.
s.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions.
t.Attorneys’ Fees. If any action or proceeding relating to this Agreement is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).
u.Counterparts. This Agreement may be executed in counterparts and by facsimile or pdf, and each counterpart and facsimile or pdf shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

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In order to receive the Separation Benefits, Executive must: (i) sign below and return this Agreement within ten (10) days of receiving it; (ii) sign the Waiver and Release of Claims attached as Exhibit A following the Separation Date and within the time allotted in the Waiver and Release of Claims; (iii) not revoke the Waiver and Release of Claims in the time provided for therein; and (iv) comply with Executive's obligations hereunder.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

        Executive, an individual

Dated: ___5/19/26___________________            /s/Wayne Sadin
        Wayne Sadin

        PriceSmart, Inc.

Dated: ___5/21/26___________________    By     /s/Francisco Velasco
        Name:     Francisco Velasco
        Its: EVP - Chief Legal Officer

Exhibit A
WAIVER AND RELEASE OF CLAIMS
1.Executive enters into this the Waiver and Release of Claims pursuant to the Agreement between Executive and the Company. Capitalized terms used but not defined herein have the meanings given to them in the Agreement. Executive agrees that the Separation Benefits represent settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Release Effective Date (as defined below), including, without limitation:
a.    any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;
b.    any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company or ownership of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967 (the “ADEA”); the Older Workers Benefit Protection Act; the Executive Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor

Code; the California Workers’ Compensation Act; the California Fair Employment and Housing Act; the Florida Civil Rights Act; the Florida Minimum Wage Act; the Florida Whistleblower Act; the Florida Workers’ Compensation retaliation provisions; Article X, Section 24 of the Florida Constitution; the Florida Fair Housing Act; the Texas Labor Code (including Chapters 21, 61, and 451); the Texas Whistleblower Act; the Texas Uniform Trade Secrets Act;
e.    any and all claims for violation of the federal or any state constitution;
f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and
h.    any and all claims for attorneys’ fees and costs.
The releases described herein shall not be applicable to any claim(s) to enforce, or for breach of, the Agreement. The releases described herein also shall not be applicable to future claims which do not yet exist. Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not release claims that cannot be released as a matter of law.
2.California Civil Code Section 1542; Unknown Claims.
a.California Civil Code Section 1542. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.
b.Unknown Claims. Executive acknowledges that he has been advised to consult with legal counsel and that he is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the releasee. Executive, being aware of said principle, agrees to expressly waive any rights he may have to that effect, as well as under any other statute or common law principles of similar effect.
3.No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. Executive represents and affirms that he is unaware of any injury or illness that may give rise to a workers’ compensation claim and that he has sustained no injury or illness at or as a result of his work with the Company. Executive represents that he has not filed a claim with any state Workers’ Compensation system.
4.Limitations. Nothing in the Agreement or this Waiver and Release of Claims prohibits Executive from reporting possible violations of federal law or regulation to any government agency or entity, including, but not limited to, the Securities and Exchange Commission, the Equal Employment Opportunity Commission (the “EEOC”), or any similar state agency (including the California Civil Rights Department, the Florida Commission on Human Relations, and the Texas Workforce Commission), or making other disclosures that are protected under the whistleblower provisions of applicable law. Executive does not need prior authorization of the Company to make any such reports or disclosures and Executive is not required to notify the Company that Executive has made such reports or disclosures. Nothing in this Waiver and Release of Claims shall affect the EEOC’s rights and responsibilities to enforce the Civil Rights Act of 1964, as amended, the ADEA, the National Labor Relations Act or any other applicable law, nor shall anything in this Waiver and Release of Claims be construed as a basis for interfering with Executive’s protected right to file a timely charge with, or participate in an investigation or proceeding conducted by, the EEOC, the National Labor Relations Board (the “NLRB”), or any other state, federal or local government entity; provided, however, if the EEOC, the NLRB, or any other state, federal or local government entity commences an investigation on Executive’s behalf, Executive specifically waives and releases his right, if any, to recover any monetary or other benefits of any sort whatsoever arising from any such investigation or otherwise, nor will you seek or accept reinstatement to Executive’s former position with the Company.
5.Acknowledgements. Executive acknowledges that he has carefully read and fully understands this Waiver and Release of Claims. Executive acknowledges that he has not relied on any statement, written or oral, which is not set forth in the Agreement or this Waiver and Release of Claims. Executive further acknowledges that he is hereby advised in writing to consult with an attorney prior to executing this Waiver and Release of Claims; that he is not waiving or releasing any rights or claims that may arise after the date of execution of this Waiver and Release of Claims; that he is releasing claims under the ADEA; that he executes this Waiver and Release of Claims in exchange for monies in addition to those to which he is already entitled; that the Company gave Executive a period of at least twenty-one (21) days within which to consider this Waiver and Release of Claims and a period of seven (7) days following his execution of this Waiver and Release of Claims to revoke his ADEA waiver as provided below; that if Executive voluntarily executes this Waiver and Release of Claims prior to the expiration of the 21st day, he will voluntarily waive the remainder of the twenty-one (21) day consideration period; that any changes to this Waiver and Release of Claims by Executive once it has been presented to Executive will not restart the 21 day consideration period; and Executive enters into this Waiver and Release of Claims knowingly, willingly and voluntarily in exchange for the Separation Benefits. To receive the Separation Benefits provided in the Agreement, this Waiver and Release of Claims must be signed and returned to Francisco Velasco, Executive Vice President, Chief Legal and Compliance Officer and Assistant Secretary, at 9797 Aero Drive, Suite 100, San Diego, California 92123 or at, if by email delivery, fvelasco@pricesmart.com, no earlier than the Separation Date and no later than July 22, 2026. Nothing in this Waiver and Release of Claims constitutes a waiver any rights Executive has under the Agreement. Executive acknowledges and represents that, other than the consideration set forth in the Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, reimbursable expenses, commissions, stock, restricted stock, restricted stock units, performance stock units, stock options, vesting, and any and all other benefits and compensation due to Executive, up to the date Executive executes this Waiver and Release of Claims.
6.Revocation Right. Executive may revoke his release of his ADEA claims up to seven (7) days following his signing this Waiver and Release of Claims. Notice of revocation must be received in writing by Francisco Velasco, at the Company, at 9797 Aero Drive, Suite 100, San Diego, California 92123, or at, if by email delivery, fvelasco@pricesmart.com, no later than the seventh day (excluding the date of execution) following the execution of this Waiver and Release of Claims. The ADEA release is not effective or enforceable until expiration of the seven-day period. However, the ADEA release becomes fully effective, valid and irrevocable if it has not been revoked within the seven-day period immediately following Executive’s execution of this Waiver and Release of Claims. The Parties agree that if Executive exercises his right to revoke this Waiver and Release of Claims, then he is not entitled to any of the Separation Benefits set forth in the Agreement. This Waiver and Release of Claims shall become effective eight (8) days after Executive’s execution if he has not revoked his signature as herein provided (such date, the “Release Effective Date”).

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I hereby provide this Waiver and Release of Claims as of the date indicated below and acknowledge that the execution of this Waiver and Release of Claims is in further consideration of the Separation Benefits set forth in the Agreement, to which I acknowledge I would not be entitled if I did not sign this Waiver and Release of Claims. I intend that this Waiver and Release of Claims become a binding agreement by and between me and the Company if I do not revoke my acceptance within seven (7) days.

__________________________________
Wayne Sadin

Dated: